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ASTRODYNE CORPORATION

DISTRIBUTION AGREEMENT

This AGREEMENT is made as of the 20th day of March, 2004by and between **ASTRODYNE CORPORATION**, a corporation organized under the laws of the Commonwealth of Massachusetts, USA, which has a usual place of business at 300 Myles Standish Blvd., Taunton, MA 02780, (hereinafter "**ASTRODYNE**") and **Samlex America** a company organized under the laws of the Canada, (hereinafter known as "**DISTRIBUTOR**").

1. FACTS

ASTRODYNE designs and created the PRODUCT, as hereinafter defined, and is the owner of all trade secret, trademark, patent, and other intellectual property rights associated with the PRODUCT. **DISTRIBUTOR** desires to obtain certain rights to distribute the PRODUCT for resale in the TERRITORY, as that term is hereinafter defined.

2. DEFINITIONS

(a) "PRODUCT," as used in this Agreement, means printed circuit boards and assemblies described in Exhibit A, which is attached hereto and incorporated herein, together with user manuals relating hereto.

(b) "TERRITORY," as used in this Agreement, means:
Canada, all inclusive

3. LICENSE

(a) Subject to the terms of this Agreement, **ASTRODYNE** hereby grants **DISTRIBUTOR** an exclusive, non-transferable license to distribute the PRODUCT in the TERRITORY for resale in the TERRITORY.

(b) Subject to the terms of this Agreement, **ASTRODYNE** hereby grants **DISTRIBUTOR** a non-exclusive, non-transferable license to use the trademarks identified in Exhibit B, which is attached hereto and incorporated herein, in connection with **DISTRIBUTOR'S** marketing, sale, and distribution of the PRODUCT. **DISTRIBUTOR** shall not be entitled to register such Trademarks in any jurisdiction and any registrations of such trade marks shall be owned by **ASTRODYNE**.

4. PRICING

(a) **DISTRIBUTOR** will pay **ASTRODYNE** the price outlined in the current "Distributor Price List" for each unit of the PRODUCT shipped to **DISTRIBUTOR. ASTRODYNE** shall determine the distributor price, and may change that price from time to time in its sole discretion. The amount to be paid by **DISTRIBUTOR** shall be based on the distributor price in effect on the date the order is received by **ASTRODYNE.**

(b) **DISTRIBUTOR** will make all payments, including charges for the purchase price, taxes, shipping, and other costs that are payable by **DISTRIBUTOR**, within 30 days following its receipt of **ASTRODYNE'S** invoice therefore, and will pay interest at a rate of one percent (1%) per month on any amount not paid within such 30-day period.

5. MARKETING AND PROMOTIONAL MATERIALS

(a) **ASTRODYNE** will provide reasonable quantities of English-language versions of brochures and other promotional material. **DISTRIBUTOR** shall pay all shipping costs attributable to such materials. **ASTRODYNE** hereby grants **DISTRIBUTOR** the right to make and use a reasonable number of copies of **ASTRODYNE'S** promotional materials and to translate said materials into the language(s) spoken in the TERRITORY.

6. WARRANTIES

(a) The packaged PRODUCT contains all warranties, representations, and disclosures concerning the PRODUCT and its use. **DISTRIBUTOR** has no authority, express or implied, to make any warranties, representations, or disclosures, nor to authorize any of its customers or agents to make any warranties, representations, or disclosures, beyond those provided by **ASTRODYNE** with the PRODUCT.

(b) EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, AND EXCEPT FOR THE WARRANTY, **ASTRODYNE** MAKES NO WARRANTIES TO **DISTRIBUTOR**, EXPRESS OR IMPLIED, INCLUDING NO WARRANTIES AGAINST INFRINGEMENT OR OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

7. INTELLECTUAL PROPERTY RIGHTS

(a) Nothing contained in this Agreement shall be interpreted or construed to transfer any of **ASTRODYNE'S** right, title, or interest in the trade secrets, trademarks, patents, or other intellectual property rights associated with the PRODUCT to **DISTRIBUTOR,**

except insofar as the grant of the licenses contained in the Agreement conveys The limited right to use certain trademarks or other intellectual property rights.

(b) **DISTRIBUTOR** hereby sells, assigns, transfers, and sets over to **ASTRODYNE** any right, title, or interest in the copyrights, trademarks, and other intellectual property rights relating to any translated version of the promotional materials for the PRODUCT that may be accrue to **DISTRIBUTOR** in connection with its performance of this Agreement, other than the license to create such translated versions granted by **ASTRODYNE** pursuant to this Agreement.

8. INFRINGEMENT

In the event that any claim, suit, or other legal proceeding is threatened or commenced against **DISTRIBUTOR** that is founded, in whole or in part, on an allegation that the PRODUCT infringes trade secret, trademark, patent, or other intellectual property rights belonging to a third party, **DISTRIBUTOR** Will give **ASTRODYNE** prompt written notice of such legal proceeding and **ASTRODYNE** may elect to control the defense to or settlement of such dispute. In the event that **DISTRIBUTOR** cannot reasonably anticipate that **ASTRODYNE** will receive notice of such legal proceeding at least twenty (20) days prior to the date on which any action needs to be taken to preserve and protect **ASTRODYNE'S** rights, **DISTRIBUTOR** shall take such action on behalf of **ASTRODYNE**. **DISTRIBUTOR** shall cooperate with **ASTRODYNE** in any defense or settlement made by **ASTRODYNE**. If **DISTRIBUTOR** has given **ASTRODYNE** notice as provided in this paragraph and has taken such action to preserve and protect **ASTRODYNE'S** rights as may be required, **ASTRODYNE** will indemnify and hold **DISTRIBUTOR** harmless from and against any loss, cost, damage, or other expenses incurred by **DISTRIBUTOR** as a result of such legal proceeding.

9. PURCHASE ORDERS AND SHIPPING

(a) **DISTRIBUTOR** may submit purchase orders by fax, mail, or any other form of communication, provided that all oral purchase orders will be confirmed in writing. **ASTRODYNE** may, but is not required to, ship the ordered PRODUCT prior to its receipt of written confirmation of the purchase order.

(b) So long as **DISTRIBUTOR'S** account with **ASTRODYNE** is current, **ASTRODYNE** will use reasonable efforts to ship the PRODUCT as promptly as practicable following its receipt of **DISTRIBUTOR'S** purchase order.

(c) All orders will be shipped in the manner requested by **DISTRIBUTOR** at the time of order. In the event that **DISTRIBUTOR** does not specify a means of shipment, **ASTRODYNE** will ship the order by the method previously specified or agreed on between **ASTRODYNE** and **DISTRIBUTOR** or by an air freight forwarder it selects.

All shipments will be made F.O.B. **ASTRODYNE'S** Warehouse in Taipei, Taiwan, ROC. All shipping and insurance charges will be added to **ASTRODYNE'S** invoice.

10. CONFIDENTIAL INFORMATION

(a) All information conveyed by either party to the other shall be deemed to be confidential, unless the party conveying such information clearly identifies it as non-confidential information.

(b) Neither party will disclose to any third party confidential information conveyed to it by the other party, unless such information: (i) is shown by documentary evidence to have been known by the disclosing party prior to its disclosure by the other party; or (ii) is or becomes publicly known through publication or otherwise and through no wrongful act of the disclosing party or (iii) is received from a third party who rightfully discloses it without restriction on its subsequent disclosure and without breach of this Agreement; or (iv) is shown by documentary evidence to have been independently developed by the disclosing party; or (v) is disclosed pursuant to the lawful requirement of a governmental agency or by order of a court, of competent jurisdiction or disclosure is permitted by operation of law, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material.

11. ASSIGNMENT

Neither party may assign any of its rights, (except rights to the payment of money),or delegate any of its obligations under this Agreement to any third party without the express written consent of the other, which consent shall not be unreasonably withheld.

12. TAXES

DISTRIBUTOR will pay, or reimburse **ASTRODYNE** for, any taxes, however designated, arising from or base upon **ASTRODYNE'S** sale of the PRODUCT to **DISTRIBUTOR**, the Agreement, the licenses granted pursuant to this Agreement, or **DISTRIBUTOR'S** use or sale of the PRODUCT, but not including any income or corporate Excise tax assessed against, or levied on, **ASTRODYNE**.

13. NOTICES

Notices required or permitted to be given under this Agreement shall be in writing and mailed, postage prepaid, by first class registered or certified mail, return receipt requested, to the address of the parties set forth at the beginning of this Agreement. Either party may change its address to be used for notices by giving notice of such change to the other party as provided in this paragraph.

14. INDEPENDENT CONTRACTOR STATUS

ASTRODYNE and **DISTRIBUTOR** are independent contractors, and this Agreement shall not be deemed to constitute either party the partner, joint venture, servant, employee, or agent of the other.

15. WAIVER

The waiver by either party of default or breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent default or breach.

16. LIMITATION OF LIABILITY

In no event will either party be liable to the other for special, incidental, or consequential damages arising out of the transaction covered by this Agreement or out of the use or sale of the PRODUCT.

17. USA EXPORT CONTROLS

DISTRIBUTOR agrees not to export, re-export, or permit the re-exportation of the PRODUCT to any country now or hereafter included in the US Department of Commerce's list countries to which exportation or re-exportation is specifically authorized by a validated license issued by the US Office of Export Administration. This provision shall not be interpreted to expand the definition of "TERRITORY" set forth in Section 2(b) of this Agreement in any way.

18. TERM AND TERMINATION

(a) This Agreement is in effect for one (1) year(s) from the date first written above (the "Initial Term") and may be renewed in writing for the successive periods of one (1) year each (collectively, the "Renewal Terms") until terminated as provided below.

(b) Either party may terminate this Agreement, without cause, by giving written notice of such termination to the other party. Termination pursuant to this paragraph shall be effective on the date specified in the notice, which date shall be at least thirty(30) days after the date of the notice.

(c) Either party may terminate this Agreement for material defaults of the other party,

Effective thirty (30) days following written notice to the defaulting party, unless, within said thirty (30) days, the party receiving notice remedies the default.

(d) **ASTRODYNE** may terminate this Agreement, effective immediately upon giving notice to **DISTRIBUTOR**, in the event that (i) proceedings are instituted by **DISTRIBUTOR** in bankruptcy, reorganization, receivership, or dissolution; or (ii) proceedings are instituted against **DISTRIBUTOR** in bankruptcy, reorganization, receivership, or dissolution and Such proceedings have not been dismissed or otherwise terminated within sixty(60) days following the date they were initiated; or (iii) of **DISTRIBUTOR** makes an assignment for the benefit of creditors.

(e) Upon termination of this Agreement by either party, **DISTRIBUTOR** will discontinue marketing the PRODUCT, and **ASTRODYNE** will have the option, which may be exercised by notice to **DISTRIBUTOR** within fourteen (14) days following the effective date of termination, to repurchase any or all of **DISTRIBUTOR'S** remaining inventory of the PRODUCT at the invoice price. If **ASTRODYNE** does not elect to repurchase **DISTRIBUTOR'S** remaining inventory as provided above, **DISTRIBUTOR** may sell any PRODUCT remaining in its inventory.

(f) If this Agreement is terminated, then the party terminating the Agreement shall not be liable to the other for damages, indemnification, expenditures, loss of profits, or prospective profits of any kind sustained or alleged to have been sustained or arising out of such Agreement, both parties hereby irrevocably waiving Any such rights granted by the laws of their respective countries or of any other jurisdiction. Both parties hereby covenant and agree that they will bring no action or proceeding of any nature whatsoever in any court, before any tribunal or under any arbitration proceeding provided for herein, seeking or claiming any such damages, indemnification, expenditures, loss of profits or prospective profits. Each party recognizes and acknowledges that the other party is entering into Agreement in reliance upon and in consideration of the agreements and covenants contained herein.

(g) Sections 4, 6, 8, 10, 16, 17, 18, 19, and 20 shall all survive termination of this Agreement..

19. EXECUTION AND CONTROLLING

This Agreement shall be executed and accepted on behalf of **ASTRODYNE** in the Commonwealth of Massachusetts by a duly authorized officer, only following signature by a duly authorized representative of **DISTRIBUTOR**. Except as otherwise set forth in Section 19: (a) the Commonwealth of Massachusetts, USA, shall be the place of performance of the Agreement d the venue for legal disputes; (b) this Agreement shall be subject to the laws of the Commonwealth of Massachusetts, USA; and (c) **ASTRODYNE** and **DISTRIBUTOR** consent to be bound by the provisions of such laws regardless of the forum in which such laws are applied.

20. ARBITRATION OF DISPUTES

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, which the parties fail to resolve by agreement, shall be settled by binding arbitration in the wealth of Massachusetts in accordance with the commercial arbitration rules of the American Arbitration Association, applying the laws of the Commonwealth of Massachusetts as provided in paragraph 19, above

Judgment upon any arbitration award so rendered may be entered in any court having jurisdiction, or application may be made to any such court for confirmation is such award or a judicial acceptance of such award, and for an order of enforcement or other legal Remedy, as the case may be.

21. AMENDMENTS

This Agreement may not be changed or amended unless in a writing signed by both parties.

22. ENTIRE AGREEMENT

This Agreement contains the entire agreement of the parties, and supersedes all prior agreements, understandings, representations, conditions, warranties, and covenants, whether oral or written, between **ASTRODYNE** and **DISTRIBUTOR**.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above-written.

DISTRIBUTOR

Samlex America

By (Signature)
Date: March 29, 2004

Ian Price
V.P.

ASTRODYNE CORPORATION

By (Signature)
Date: 4/2/04

Robert J. Butler
VP Sales and Marketing

EXHIBIT A

PRODUCT DESCRIPTION

Products listed below as described in the current **ASTRODYNE PACIFIC** published PRODUCT Literature and/or Catalog, and future revised edition published during the term of this Agreement.

Power Supplies, DC/DC Converters, and associated accessories.

EXHIBIT B

TRADEMARKS

As noted in the most currently published **ASTRODYNE PACIFIC** Literature and/or Catalog, and subsequent editions during the term of this Contract.